Exhibit 10.19

Dated June 11, 2026

Chargor

DR KANANS VISVANATS

Company

ZOAR LIMITED

and

Chargee

PERIDOT CAPITAL SOLUTIONS HONG KONG LIMITED

EQUITABLE MORTGAGE OVER SHARES

in

ZOAR LIMITED

This **MORTGAGE** is made on June 11, 2026 between

(1) **KANANS VISVANATS** (also known as Kannan Vishwanatth) a Latvian national holding HKID No. F127 444(5) and residing at Flat B, 3/F, South Horizons, Aberdeen Island, Aberdeen, Hong Kong (the Personal Guarantor); (the "**Chargor**");

(2) **ZOAR LIMITED**, an exempted company incorporated in the Cayman Islands, with its registered office at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the "**Company**").

in favour of:

(3) **PERIDOT CAPITAL SOLUTIONS HONG KONG LIMITED**, a company incorporated and existing under the laws of Hong Kong with business registration number 72913544, with its registered office at 31/F, Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong (the "**Chargee**"),

(the Chargor, Company and Chargee together, the "**Parties**" and individually, a "**Party**").

Whereas:

(A) **DR ASHLEYS HK LIMITED**, a company incorporated and existing under the laws of Hong Kong with business registration number 59623306, with its registered office at Unit 4, 15/F, West Wing Peninsula Square, No. 18 Sung On Street, Hung Hom, Kowloon, Hong Kong (the "**Debtor**") and the Chargee entered into a payment agreement dated 11 November 2024 ("**Payment Agreement**"), whereby it was agreed that the Chargee would fund the Debtor's purchase of products from various suppliers by paying relevant invoices on the Debtor's behalf, which would thereafter be repaid by the Debtor to the Chargee on the Due Date (as defined in the Payment Agreement) in accordance with the terms of the Payment Agreement.

In breach of its obligations under the Payment Agreement, the Debtor has failed to pay various sums to the Chargee under the Payment Agreement (hereinafter collectively be referred to as the "**Outstanding Balance**").

(B) It was further agreed in the Payment Agreement that:

(i) the program fee rate shall be Base Rate (as defined in the Payment Agreement) plus 5% per annum ("**Program Fee**"); and
(ii) the late payment charge shall be 9.5% per annum above Base Rate (as defined in the Payment Agreement) accruing on a day to day basis ("**Late Payment Charge**").

(C) The following sums are due and payable by the Debtor to the Chargee as per invoices issued under the Payment Agreement:

(i) US$1,303,750.00 in respect of invoice FPPL/24-25/EX/255 dated 26 December 2024;
(ii) US$74,052.42 in respect of invoice FPPL/24-25/EX/256 dated 28 December 2024;
(iii) US$1,150,500.00 in respect of invoice FLPL/EX350/2024-25 dated 23 November 2024;
(iv) US$1,117,500.00 in respect of invoice FPPL/24-25/EX/264 dated 20 February 2025;
(v) US$1,342,250.00 in respect of invoice FLPL/EX365/2024-25 dated 20 February 2025;
(vi) US$1,150,500.00 in respect of invoice FLPL/EX451/2024-25 dated 28 March 2025; and
(vii) US$1,162,500.00 in respect of invoice FPPL/25-26/EX/280 dated 15 April 2025,
in aggregate amounting to US$7,301,052.42 (the "**Outstanding Principal Debt**").

(D) In breach of its obligations under the Payment Agreement, the Debtor has failed to pay to the Chargee the following sums:

(i) the Outstanding Principal Debt as set out in recital (C) above in the sum of US$7,301,052.42;
(ii) the outstanding Program Fee in the sum of US$229,942.47 ("**Outstanding Program Fee**"); and

(iii) the outstanding Late Payment Charge in respect of the Outstanding Principal Debt and the Outstanding Program Fee ("**Outstanding Late Payment Charge**").

The Outstanding Late Payment Charge shall continue to accrue on a day to day basis until settlement of Outstanding Principal Debt and Outstanding Program Fee.

(Hereinafter, the Outstanding Principal Debt, the Outstanding Program Fee, and the Outstanding Late Payment Charge shall collectively be referred to as the "**Outstanding Balance**")

(E) On 17 October 2025, the Chargee served a copy of its statutory demand on the Debtor with respect to the Outstanding Balance, demanding payment of the Outstanding Balance.

(F) On 10 December 2025, the Debtor paid to the Chargee the sum of US$125,000 in partial payment against the Outstanding Balance.

(G) On 12 February 2026, the Debtor paid to the Chargee the sum of US$100,000 in partial payment against the Outstanding Balance.

(H) As of 24 March 2026, the Outstanding Balance amounted to US$8,089,652.54.

(I) Following negotiations held between the Debtor and the Chargee, the Debtor and the Chargee have reached an agreement and entered into a repayment agreement for the Debtor's repayment of the Outstanding Balance on ________________ 2026 (the "**Repayment Agreement**").

(J) The Chargor is the sole legal and beneficial owner of the ordinary shares of par value of US$0.0001 each of the Company described in this Deed, together with any securities, rights, proceeds and distributions received by the Chargor in connection with any merger, reorganisation, recapitalisation, subdivision, consolidation or other corporate event affecting such shares (the "**Charged Shares**"), free from any Security Interest or third party right other than the security created by this Deed, and the Charged Shares are fully paid and, so far as the Chargor and the Company are aware, freely transferable in accordance with the constitutional documents of the Company and all applicable laws.

(K) The Chargor covenants that he will charge by way of equitable mortgage (i) within 14 days of the date of the Repayment Agreement to the Chargee not less than 1,334,000 Charged Shares, and (ii) upon the listing of the ordinary shares of the Company on the NYSE American or Nasdaq (the "**Listing**"), not less than 1,334,000 of such ordinary listed shares having a market value of at least $8,000,0000 (the "**Initial Shares**"); provided, however, that, if at any time after the Charged Shares are Listed Shares, the aggregate market value of the Charged Shares falls below US$6,000,000, the Company shall, within five (5) Banking Days of notification by the Chargee (or such later date as may be required to comply with applicable U.S. securities laws and the rules of the relevant stock exchange) procure the charge by the Chargor to the Chargee of such additional shares (the "**Further Shares**") or cash collateral as is necessary to restore the aggregate value of the collateral held by the Chargee to not less than US$8,000,000.

(L) The Chargor and the Company have agreed to undertake all such acts and things as are required to validly create, perfect, maintain and, where applicable, register the security constituted by this Deed, including establishing the Securities Account and entering into a Control Agreement with the Securities Account Bank to the extent that the Charged Shares are listed on the NYSE or Nasdaq and in electronic form, and, to the extent the Charged Shares are certificated, the delivery of the share certificates and other documents evidencing title in respect of the Charged Shares to the Chargee, the procurement in advance of any corporate approvals and transfer consents required to facilitate enforcement and [illegible] registration of any transfer requested by the Chargee following an Event of Default.

(M) The Parties are therefore entering into this Deed so as to establish and regulate in detail the terms and conditions under which the equitable mortgage of the Charged Shares

take place and under which the release and termination of such equitable mortgage shall be effected.

This Deed witnesses as follows:

1 Definitions and Interpretation

1.1 In this Deed:

Charged Securities means:

(a) the Initial Shares;

(b) the Further Shares;

(c) all dividends, interest or other distributions paid or payable or made on or in respect of the Initial Shares or the Further Shares at any time and from time to time during the Security Period;

(d) all stocks, shares, rights, money or property accruing or offered by way of redemption, bonus, preference, option or otherwise to or in respect of the Initial Shares or the Further Shares at any time and from time to time during the Security Period; and

(e) all allotments, accretions, offers, rights, benefits and other advantages and all other consensual rights accruing, offered or arising in respect of the Initial Shares or the Further Shares at any time and from time to time during the Security Period.

Control Agreement means that certain control agreement between the Chargor, Chargee and Securities Account Bank, pursuant to which the Securities Account Bank agrees to take direction in respect of the Charged Shares held in the Securities Account from Chargee without the consent of the Chargor, the Company or Debtor following an Event of Default.

Further Shares has the meaning assigned to such term in the Recitals.

Guaranteed Obligations means all moneys, obligations and liabilities owing or payable or expressed to be owing or payable by the Debtor to the Chargee under or in connection with the Payment Agreement or the Repayment Agreement, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety in some other capacity), together with all costs, charges and expenses (including legal fees on a full indemnity basis, taxes, registration fees, brokerage, custody, perfection, preservation and enforcement expenses) incurred by the Chargee in preserving, perfecting or enforcing the security created by this Deed or otherwise in connection with the Guaranteed Obligations.

Initial Shares has the meaning assigned to such term in the Recitals.

Listed Shares has the meaning assigned to such term in clause 2.12 hereof.

NYSE means the New York Stock Exchange American.

Mortgage Documents means:

(a) all certificates in respect of the Initial Shares; and

(b) undated shares transfer form materially in the form set out in Annex A, executed by the Chargor in blank in respect of all of the Initial Shares;

Registrable Securities means the Initial Shares and the Further Shares at any time and from time to time subject to this Mortgage.

Registration means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the

applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

Registration Statement means any registration statement that covers the Registrable Securities pursuant to the provisions of this Deed, including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

Securities Account Bank means DBS Bank.

Securities Account means the account holding the Charged Shares at the Securities Account Bank.

Securities Act means the Securities Act of 1933, 15 U.S.C. §§ 77a et eq., as amended from time to time.

Security Interest means:

(a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b) the security rights of a plaintiff under an action in rem; and

(c) any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

Security Period means the period starting on the date of the Repayment Agreement and ending on the date when the whole of the Outstanding Balance has been paid in full and the Debtor has ceased to be under any further actual or contingent liability to the Chargee under or in connection with the Payment Agreement or Repayment Agreement.

1.2 Unless otherwise specified in this Deed, or unless the context otherwise requires, all words and expressions defined in the Payment Agreement and the Repayment Agreement shall have the same meaning when used in this Deed.

1.3 In this Deed:

1.3.1 words denoting the plural number include the singular and vice versa;

1.3.2 words denoting persons include limited liability companies, corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.3.3 references to Clauses are references to clauses of this Deed;

1.3.4 references to this Deed include the recitals to this Deed;

1.3.5 the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Deed;

1.3.6 references to any document (including, without limitation, to the Payment Agreement) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

1.3.7 references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re- enacted; and

1.3.8 references to any party includes its successors, transferees and assignees.

2 **Mortgage**

2.1 The security created under this Mortgage: (a) is created in favour of the Chargee; (b) is created over the Charged Securities together with all related rights, proceeds and distributions, to the fullest extent permitted by applicable law; (c) is continuing security for the irrevocable payment and satisfaction in full of all the Guaranteed Obligations; and (d) is created by the Chargor as legal and beneficial owner.

2.2 The Chargor covenants that it is, and will throughout the Security Period be, solely and beneficially entitled to all rights in relation to the Charged Securities, subject only to the rights created in favour of the Chargee by this Deed. The security created by this Deed constitutes and shall continue to constitute a valid and enforceable first ranking equitable mortgage and first fixed charge over all of the Charged Securities. The Chargor and the Company shall promptly execute, deliver, file, register and maintain all documents, notices and steps required to create, perfect, preserve and protect that security and its priority.

2.3 Except for actions acknowledged in this Agreement, the Company shall not, and the Chargor shall procure that the Company shall not, without the prior written consent of the Chargee, which shall not be unreasonably withheld or delayed by the Chargee, issue any further equity shares or other securities, or grant any option, warrant, conversion right or other right, or effect any subdivision, consolidation, reclassification, reorganisation, amendment to the constitutional documents of the Company or other transaction, in each case which would or might dilute, prejudice or adversely affect the value, transferability or enforcement of the Charged Securities; and, following the listing of the ordinary shares of the Company on the NYSE American or any recognised stock exchange, the Chargor shall simultaneously charge by way of equitable mortgage Further Shares to the Chargee contemporaneously so that the aggregate value of the Charged Securities is not less than US$8,000,000.

2.4 The Chargor represents and warrants that it has not disposed of, nor created or permitted any Security Interest or other third party right to arise or exist on or over, any of the Charged Securities and covenants that it will not dispose of or deal with nor create or permit any Security Interest or other third party right to arise or exist on or over any of the Charged Securities during the Security Period.

2.5 The Chargor represents and warrants on the date of this Deed and throughout the Security Period that: (a) it has full power, authority and capacity to enter into and perform this Deed; (b) this Deed creates valid, binding and enforceable obligations; (c) it has good and marketable title to, and sole legal and beneficial ownership of, the Charged Securities, fully paid and free from any Security Interest or third party right other than the security created by this Deed; (d) the Charged Securities are, so far as the Chargor and the Company are aware, freely transferable and not subject to any lock-up, right of first refusal, co-sale right, shareholder agreement restriction, escrow, stop notice or other arrangement which would delay or impede enforcement or sale, except as expressly disclosed in writing to the Chargee and consented to by it; and (e) all registers, share certificates, constitutional documents and approvals delivered to the Chargee are true, complete and up to date.

2.6 The Chargor will duly and punctually perform all obligations imposed on it in relation to the Charged Securities.

2.7 The Company acknowledges the security created by this Deed, consents to the creation, perfection and enforcement of that security, undertakes not to register any transfer, transmission or Security Interest inconsistent with this Deed, and waives to the fullest extent permitted by law any lien, set-off, pre-emption right or discretion to refuse registration which might otherwise delay or prejudice enforcement by the Chargee.

2.8 The Chargor will, concurrently herewith, deliver or cause to be delivered to the Chargee:

2.8.1 the Mortgage Documents in respect of the Initial Shares ;

2.8.2 certified copies of the memorandum and articles of association of the Company;

2.8.3 a certified copy of the up-to-date register of members of the Company evidencing the Chargor's title to the Initial Shares; and

2.8.4 board resolutions approving this Deed.

2.9 Upon the charge by way of equitable mortgage of any Further Shares, the Chargor will deposit such shares into the Securities Account covered by the Control Agreement and, to the extent permitted by the rules and regulations of US securities law and the listing rules of the relevant stock exchange within five (5) calendar days deliver or cause to be to the Chargee:

2.9.1 all certificates in respect of those Further Shares; and

2.9.2 a share transfer form materially in the form set out in Annex A executed by the Chargor in blank in respect of all of those Further Shares.

2.10 Register of Members

2.10.1 The Chargor shall within five business days after the date of this Mortgage procure that the Company shall make the following notation of this security in the register of members of the Company:

> *"All the shares issued as fully paid up and registered in the name of KANANS VISVANATS (the **Chargor**) are mortgaged and charged in favour of PERIDOT CAPITAL SOLUTIONS HONG KONG LIMITED (the **Chargee**) pursuant to an equitable share mortgage dated • entered into between the Chargor and the Chargee, as amended from time to time. This entry was made on •."*

2.10.2 The Chargor shall within five business days from the date of this Mortgage, provide the Chargee with a certified true copy of the register of members of the Company with the annotation referred to paragraph 2.10.1 above.

2.11 The security constituted by this Deed shall be continuing and shall not be satisfied by any intermediate payment or satisfaction until the Guaranteed Obligations shall have been paid in full and the Chargee shall not be under any further actual or contingent liability to any third party in relation to any matter referred to in the Payment Agreement. The security constituted by this Deed shall be in addition to any other security now or in the future held by the Chargee for or in respect of the Guaranteed Obligations, and shall not merge with or prejudice or be prejudiced by any such security or any other contractual or legal rights of the Chargee nor be affected by any irregularity, defect or informality or by any release, exchange or variation of any such security.

2.12 It is understood that the Company may desire to file a Registration Statement on Form F-4 to register all or a portion of the ordinary shares of the Company issued in connection with the business combination in accordance with the Merger and Share Exchange Agreement (as defined in the Repayment Agreement) and seek to list the ordinary shares of the Company on the NYSE American (such shares the "**Listed Shares**"). In connection with that transaction, the Company shall use all commercially reasonable endeavours to have all Charged Shares registered pursuant to the Registration Statement, but to the extent such Registrable Securities are not duly registered as part of the registration, they shall be replaced with Listed Shares received by Chargor in the business combination in the same amount, and all documents required to evidence the new charge on such Listed Shares shall be executed and delivered within three (3) days after the closing of such business combination.

2.13 The Chargor hereby confirms that the Listed Shares issued in exchange for the Registrable Securities (whether by listing in accordance with the Registration Statement or substitution by Chargor) are Charged Shares which are and shall remain subject to an equitable mortgage in favour of the Chargee. After the Registration is declared effective by the Securities Exchange Commission and the listing of the ordinary shares of the Company on the NYSE American, the Chargor covenants that it shall immediately have such Listed

Shares that are Charged Shares credited to the Securities Account subject to a Control Agreement, in form and substance satisfactory to the Chargee, whereby the Securities Account Bank acknowledges that it will comply with the Chargee's instructions without requiring the further consent of the Chargor, Company or Debtor. If the Company determines, in its sole discretion, that despite having used all commercially reasonable endeavours to register the resale of the Listed Share on the Form F-4, it is in fact not commercially practicable to do so, the Company shall file a registration statement on Form F-1 following the Listing to register for the resale of the Listed Shares. After such registration statement is declared effective by the Securities and Exchange Commission, the Chargor and the Company shall promptly procure all legend removals, issuer directions, transfer agent confirmations, account-opening documents, broker acknowledgements and other steps reasonably required by the Chargee to facilitate the immediate transfer or sale of the Charged Shares following an Event of Default.

3 Maintenance of Value

3.1 In the event that the Chargee reasonably determines that the aggregate market value of the Charged Securities has fallen below US$6,000,000 (such determination to be made by reference to the most recent traded price, broker quote or an independent valuation selected by the Chargee, and to be conclusive absent manifest error):

3.1.1 The Chargee may issue a written notice to the Chargor and the Company (a "**Maintenance Notice**"); and

3.1.2 To the extent permitted by the rules and regulations of US securities law and the listing rules of the relevant stock exchange, (a) if the Charged Shares are Listed Shares, within five (5) calendar days after receipt of a Maintenance Notice, the Chargor shall charge by way of equitable mortgage, or the Company shall issue, further Charged Shares to the Chargee in sufficient quantity to bring the total value of the Charged Securities up to a minimum of US$8,000,000, or (b) if the Charged Shares are not Listed Shares, within five (5) calendar days after receipt of a Maintenance Notice, the Chargor shall mortgage, and the Company shall make annotation to its register of members reflecting such mortgage, further Charged Shares to the Chargee in sufficient quantity to bring the total value of the Charged Securities up to a minimum of US$8,000,000, and any failure to do so shall constitute an immediate Event of Default.

4 Event of Default

4.1 The occurrence of any of the following shall constitute an event of default ("**Event of Default**"):

4.1.1 The Debtor shall fail to pay any amount when due under the Repayment Agreement or shall otherwise be in breach of any provision of the Repayment Agreement and, in the case of a breach capable of remedy other than a payment default, such breach is not remedied within three (3) calendar days after written notice to the Debtor;

4.1.2 The Chargor or the Company shall be in breach of any provision of this Deed and, in the case of a breach capable of remedy, such breach is not remedied within three (3) calendar days after written notice to the Chargor or the Company, respectively; and

4.1.3 Any representation or warranty made by the Chargor or the Company herein shall be false, inaccurate or misleading in any material respect when made or deemed repeated, or the security created by this Deed shall cease to be valid, binding, enforceable or first-ranking, and such default, if capable of remedy, shall not have been cured within three (3) calendar days after written notice to the Chargor or Company, respectively;

4.1.4 any transfer restriction, lock-up, shareholder arrangement, amendment to the constitutional documents of the Company or other circumstance arises or is discovered which, in the Chargee's reasonable opinion, materially delays, impairs or prejudices the transferability, value or enforcement of the Charged Securities.

4.1.5 the Chargor or the Company fails to comply with any Maintenance Notice, fails to deliver any Mortgage Documents, share certificates, transfer forms, control agreement or other document required by this Deed, or fails to procure the immediate registration of any transfer requested by the Chargee following enforcement; and

4.1.6 the Chargor disposes of, purports to dispose of, grants or permits to subsist any Security Interest or other third party right over any Charged Securities otherwise than as permitted by this Deed, or any attachment, injunction, restraint or analogous process affects any Charged Securities; or

4.1.7 the Debtor, the Chargor or the Company becomes insolvent, is unable or admits inability to pay its debts as they fall due, enters into liquidation, administration, reorganisation, dissolution or any analogous process, or any steps are taken for any such process.

5 **Chargee's Powers**

5.1 In the event of any Event of Default, the security constituted by this Deed shall become immediately enforceable and the Chargee shall be entitled to exercise all or any of the rights, powers, discretions and remedies vested in the Chargee by this Clause without any requirement for any court order or declaration and, except to the extent mandatorily required by law, without prior notice, demand, grace period, valuation, consent or other formality. The Chargee's right to exercise those rights, powers, discretions and remedies shall be in addition to and without prejudice to all other rights, powers, discretions and remedies to which it may be entitled, whether by statute or otherwise. The Chargor and the Company acknowledge that the Chargee shall be entitled to enforce immediately following an Event of Default and shall be under no duty to postpone, delay or sequence enforcement in any particular manner.

5.2 Following an Event of Default and the security becoming enforceable pursuant to Clause 5.1, the Chargee shall be entitled (but not obliged), without notice to the Chargor, to:

5.2.1 give notice to the Company that all voting and other consensual powers relating to the Charged Securities are to be exercised only in accordance with the Chargee's instructions; and/or

5.2.2 exercise, without reference to the Chargor, all rights and powers pertaining to all or any part of the Charged Securities in such manner as the Chargee may in its discretion determine; and/or

5.2.3 complete and execute any blank form of transfer and any ancillary instrument in respect of all or any part of the Charged Securities by inserting the name of the Chargee, its nominee or any purchaser as transferee; and/or

5.2.4 receive and retain all dividends and other distributions made in respect of all or any part of the Charged Shares and apply them in or towards satisfaction of, or retention on account for, the Guaranteed Obligations; and/or

5.2.5 sell, transfer, appropriate, realise or otherwise dispose of all or any part of the Charged Securities by public auction, private treaty, brokered sale, on-market sale, off-market sale or otherwise, in one or more parcels or transactions, at such time and on such terms and conditions (including as to price) as the Chargee may in its discretion determine, the Chargee being authorised to purchase any Charged Securities on its own behalf or through a nominee to the extent permitted by law, and to apply the proceeds of such sale or realisation (after deduction of all expenses incurred by the Chargee in relation thereto) either in or towards satisfaction of, or retention on account for, the Guaranteed Obligations, as the Chargee in its sole discretion may elect. The Chargee is hereby authorised to instruct any brokerage, intermediary, transfer agent or other person to effect such a transaction without reference to or the prior consent of the Chargor, Company or Debtor; and/or

5.3 Following an Event of Default and receipt of a notice from the Chargee that the security constituted by this Deed has become enforceable, the Chargor shall procure and the Company shall immediately register any transfer or transmission requested by the Chargee

or its nominee in respect of the Charged Securities, promptly update the register of members and any other relevant register, issue any replacement share certificates required by the Chargee, ensure that all dividends and other distributions in respect of any of the Charged Securities are paid to the Chargee, and procure that all benefits (including, without limitation, all allotments, rights and property accruing at any time in respect of the Charged Securities by way of redemption, bonus, preference, option or otherwise) shall accrue to the Chargee, the Chargee being entitled at its discretion to appropriate and apply the same in or towards satisfaction of, or retention on account for, the Guaranteed Obligations. The Chargor undertakes that if, despite this Deed, it receives any payment or other benefit in respect of any of the Charged Securities following an Event of Default, it will immediately notify the Chargee, will hold the amount or benefit received on trust for the Chargee, and will pay that amount or transfer that benefit to or to the order of the Chargee on the Chargee's first written demand.

5.4 Prior to the occurrence of an Event of Default:

5.4.1 the Chargor shall be entitled to exercise all rights and powers relating to the Charged Securities, including voting rights, for all purposes not inconsistent with the terms of this Deed; and

5.4.2 the Chargor shall be entitled to receive and retain all dividends and other distributions in respect of the Charged Securities.

5.5 Upon and during the continuance of an Event of Default, the Chargee may direct the exercise of all voting, consent and other rights attaching to the Charged Securities and may direct that any dividend or other distribution otherwise payable in respect of the Charged Securities be paid directly to the Chargee.

6 Ancillary Provisions

6.1 Any purchaser from the Chargee of all or any part of the Charged Securities shall take those Charged Securities free of any claim or right of any third party (including, without limitation, any right of redemption of the Chargor which the Chargor by its execution of this Deed expressly waives), and no such purchaser shall be bound to enquire whether the right of sale or other disposal has arisen or whether any notice, consent or other requirement has been given, and the receipt of the Chargee shall be a full discharge to such purchaser.

6.2 The Chargor will do or permit to be done everything which the Chargee may from time to time require to be done for the purpose of enforcing, perfecting, preserving or facilitating the sale or other realisation of the Chargee's rights under this Deed, and will allow its name to be used as and when required by the Chargee for that purpose.

6.3 No failure to exercise, nor any delay in exercising, on the part of the Chargee, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

6.4 The Chargee may at any time and from time to time delegate to any person all or any of its rights, powers, discretions and remedies pursuant to this Deed on such terms as the Chargee may consider appropriate (including the power to sub-delegate).

6.5 Neither the Chargee nor any agent, delegate or employee of the Chargee shall be liable for any losses which may be incurred in or about the exercise or non-exercise of any of the rights, powers, discretions or remedies of the Chargee under or pursuant to this Deed (except those resulting from the Chargee's or its agent's gross negligence, wilful misconduct or fraud), and, subject only to mandatory law, the Chargee shall be under no duty to preserve, realise or maximise the value of the Charged Securities or to take any particular step, timing or method of enforcement.

7 Power of Attorney

7.1 The Chargor, by way of security, irrevocably appoints the Chargee, with full power (in the name of the Chargor or otherwise) to do all acts that the Chargor could do in relation to the Charged Securities, including, without limitation, to execute and complete transfer forms and ancillary instruments, to give settlement and broker instructions, to open and operate custody or securities accounts, to give notices to the Company, any transfer agent, broker, intermediary or issuer, to sign tax forms and other documents, to give good receipts for any purchase price, dividend or other proceeds and generally to do all things which the Chargee may consider necessary or desirable for the preservation, transfer, sale, registration, enforcement or realisation of the Charged Securities. This power of attorney is given by way of security and is irrevocable until the Guaranteed Obligations have been unconditionally and irrevocably paid and discharged in full.

8 Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

9 Further Assurance

The Chargor and the Company agree that from time to time on the written request of the Chargee they will immediately execute and deliver to the Chargee all further documents and take such further actions as the Chargee may reasonably require for the purpose of obtaining the full benefit of this Deed, preserving the priority or perfection of the security created by it, or facilitating the transfer, sale or other realisation of the Charged Securities.

10 Waiver of Rights as Surety

10.1 The rights of the Chargee under this Deed, the security constituted by this Deed and the warranties, covenants and obligations of the Chargor contained in this Deed shall not in any way be discharged, impaired or otherwise affected by:

10.1.1 any forbearance (whether as to payment or otherwise) or any time or other indulgence granted to the Debtor under or in connection with the Payment Agreement or the Repayment Agreement;

10.1.2 any amendment, variation, novation or replacement of the Payment Agreement or the Repayment Agreement;

10.1.3 any failure of the Payment Agreement or the Repayment Agreement to be legal, valid, binding and enforceable in relation to the Debtor for any reason;

10.1.4 the winding-up or dissolution of the Company or Debtor;

10.1.5 the release (whether in whole or in part) of, or the entering into of any compromise or composition with the Company or Debtor; or

10.1.6 any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect the same.

10.2 Until the Guaranteed Obligations have been unconditionally and irrevocably paid and discharged in full, the Chargor shall not by virtue of any payment made under this Deed on account of the Guaranteed Obligations or by virtue of any enforcement by the Chargee of its rights under, or the security constituted by, this Deed or by virtue of any relationship between or transaction involving, the Chargor or the Company:

10.2.1 exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Chargee or any other person; or

10.2.2 receive, claim or have the benefit of any payment, distribution, security or indemnity from the Company; or

10.2.3 unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of the Company or Debtor in competition with the Chargee,

and the Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

11 Notices

11.1 Notices served under this Deed shall be deemed valid if sent by registered post, e-mail or fax to the Parties' respective addresses set out below, or their appointed legal advisers. Such notice shall be deemed duly served:

11.1.1 if it is sent by registered post, three (3) days after posting thereof, or

11.1.2 if it is sent by email or fax, immediately after transmission thereof, if the date of the transmission is a Banking Day, and if such a date is not a Banking Day, then the notice by email or facsimile shall be deemed to be served on the immediately following Banking Day.

11.2 In proving the giving of a notice or any other document under or in respect of this Deed it shall be sufficient to show:

11.2.1 if by way of registered post, that the notice has been duly addressed and posted to the relevant address set out below; or

11.2.2 if by way of email and/or fax, that the email and/or fax was duly transmitted from the despatching terminal as evidenced by a transmission report generated by the despatching terminal.

11.3 Such notice to each Party shall be sent to the addresses set out below:

11.3.1 **Chargee**

Name: PERIDOT CAPITAL SOLUTIONS HONG KONG LIMITED

Address: 31/F, Tower Two, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong

[redacted]

11.4 **Chargor**

Name: Dr Kanans Visvanats

Address: Flat B, 3/F, South Horizons, Aberdeen Island, Aberdeen, Hong Kong

[redacted]

11.5 **Company**

Name: Zoar Limited

Address: 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

[redacted]

12 Miscellaneous

12.1 All the covenants and agreements of the Chargor and the Company in this Deed shall bind the Chargor, the Company and their successors and permitted assignees and shall inure to the benefit of the Chargee and its respective successors, transferees and assignees. The Chargee may at any time assign, transfer, novate, sub-participate or otherwise deal with any of its rights, benefits and interests under this Deed and the security created by it without the consent of the Chargor or the Company.

12.2 The representations and warranties on the part of the Chargor and Company contained in this Deed shall survive the execution of this Deed.

12.3 The rights of the Chargee under this Deed shall not be affected by any change in the constitution of the Chargor or the Company or by the liquidation, bankruptcy or insolvency of the Chargor.

12.4 This Deed contains the entire agreement and understanding between the Parties as to the subject matter of this Deed and supersedes all prior communications and agreements between the Parties and/or their representatives.

12.5 No variation or amendment of this Deed shall be valid unless in writing and signed on behalf of the Chargor, the Chargee and the Company.

12.6 A person who is not a party to this Deed has no right to enforce or to enjoy the benefit of any term of this Deed.

12.7 Time shall be of the essence in respect of all obligations of the Chargor and Company under this Deed.

13 Discharge of Security

Following the expiry of the Security Period the Chargee will, at the cost of and on the request of the Chargor, promptly execute and deliver to the Chargor a discharge of this Deed and redeliver the Mortgage Documents to or to the order of the Chargor.

14 Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

15 Governing Law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by Hong Kong law.

16 Jurisdiction

Any dispute, controversy, difference or claim arising out of or relating to this Deed, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

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